Exhibit 99.2

Carter Validus Mission Critical REIT

Secures Line of Credit

(Tampa, FL) (April 4, 2012). Carter Validus Mission Critical REIT, Inc. announced today that it has established a revolving line of credit, through its operating partnership, that can reach up to $250,000,000. The company believes the credit facility will significantly enhance its flexibility to capitalize on mission critical data center and healthcare real estate opportunities consistent with the Company’s overall investment strategy.

The revolving line of credit, led by KeyBanc Capital Markets as Arranger and Book Runner, will initially provide the ability to borrow up to $30,000,000, with KeyBank National Association providing the full commitment. Over time, and subject to certain conditions, the company expects additional lenders to increase the size of the facility to aggregate commitments of up to as much as $250,000,000.

“This credit facility gives us greater flexibility to capitalize on the growing number of real estate opportunities in our pipeline as we continue to execute our strategy of building a high quality portfolio of mission critical real estate,” commented John Carter, CEO of Carter Validus Mission Critical REIT. “I believe our ability to secure this facility is a testament to our unique investment strategy, the significant progress we have made to date, and the continued recognition by the capital markets of us as a leading investor in data center and healthcare assets.”

Media Contact:

John Carter

CEO – Carter Validus Mission Critical REIT, Inc.

813-387-1700

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “would,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company’s expectations.